C&S 101 (12/78)

(Please do not write in spaces below - for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

EFFECTIVE DATE If different than date of filing:	FILED Michigan Department of Commerce MAY 15 1980 DIRECTOR	Date Received MAY 8 1980
Corporation Number	206-295	

(SEE INSTRUCTIONS ON REVERSE SIDE)

ARTICLES OF INCORPORATION

(Domestic Profit Corporation)

These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

ARTICLE I (See Part 1 of instructions on Page 4.)

The name of the corporation is Havenwyck Hall, Inc.

ARTICLE II (See Part 2 of instructions on Page 4.) (If space below is insufficient, continue on Page 3.)

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized capital stock is:

1. Common Shares 50,000 Par Value Per Share $ 1.00
   Preferred Shares ______ Par Value Per Share $______

and/or shares without par value as follows (See Part 3 of instructions on Page 4.)

2. Common Shares ______ Stated Value Per Share $______
   Preferred Shares ______ Stated Value Per Share $______

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: (If space below is insufficient, continue on Page 3.)

ARTICLE IV

1. The address of the initial registered office is: (See Part 4 of instructions on Page 4.)

3000 Town Center, Suite 2990 — Southfield — Michigan 48075

NO. AND STREET — CITY — ZIP

2. Mailing address of the initial registered office if different than above (See Part 4 of instructions on Page 4.)

P. O. BOX — CITY — Michigan — ZIP

3. The name of the initial resident agent at the registered office is:

Myles B. Hoffert

ARTICLE V (See Part 5 of instructions on Page 4.)

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
Garry E. Craig	259 Grosse Pines Drive, Rochester, MI 48063

ARTICLE VI OPTIONAL (Delete Article VI if not applicable.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII OPTIONAL (Delete Article VII if not applicable.)

Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

(Use space below for continuation of previous Articles and/or for additional Articles.)

Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the act by adding additional articles here.

This corporation is authorized to issue stock pursuant to Section 1244 of the Internal Revenue Code, as amended.

(See Attached Rider for Article VIII)

I (We), the incorporator(s) sign my (our) name(s) this 6th day of May 19 80.

Garry E. Craig

(INSTRUCTIONS ON PAGE 4)

GOLD SEAL APPEARS ONLY ON ORIGINAL

RIDER

ARTICLE VIII

A. Any present or future director, officer or employee of the corporation, and any present or future director, officer or employee of any other corporation who shall have served as such by reason of the corporation's interest in such other corporation (any such other corporation being in this Article VIII called "another corporation") and the legal representatives of any such director, officer or employee, shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense which may be imposed upon, or which may be paid or incurred by him, in connection with or resulting from any claim, action, suit or proceeding, in which he may be or become involved, as a party or otherwise, by reason of his being or having been, a director, officer or employee of the Corporation, or of another corporation, whether or not he continues to be such at the time such loss, cost, liability or expense have been imposed, paid or incurred. The provisions of this Article VIII are intended to constitute and shall be construed to constitute not only as the grant to the directors, officers and employees of the corporation, or of another corporation, and their respective legal representatives, of the right to be indemnified as in this Article VIII provided, but also as granting to the corporation the power, and as imposing on it the obligation, to indemnify the directors, officers and employees of the corporation, or of another corporation, and their respective legal representatives, as in this Article VIII provided. The power and obligations of the corporation to indemnify, and the right of indemnification of, directors, officers and employees of the corporation, or of another corporation, and their respective legal representatives, set forth in this Article VIII shall not be exclusive of any other power or obligation which the corporation may have to indemnify any director, officer or employee of the corporation, or of another corporation, or his legal representatives, or exclusive of any other rights to which any director, officer or employee of the corporation or of another corporation, or his legal representatives, or any of them, may have or to which he or they may be entitled as a matter of law or which may be lawfully granted to him, or them; and the right of indemnification granted in this Article VIII by the corporation shall be in addition to, and not in restriction or limitation of, any other obligation, right, privilege or power which the corporation may have or lawfully exercise with respect to the indemnification or reimbursement of directors, officers or employees of the corporation, or of another corporation, or their respective legal representatives.

B. Notwithstanding any other provision of this Article VIII to the contrary, no director, officer or employee of the corporation, or of another corporation, or his legal representatives, shall be entitled to indemnification pursuant to this Article VIII: (1) with respect to any matter as to which there shall have been a final determination on the merits that he has committed or allowed

some act or omission during the course of, or in connection with, his duties and responsibilities as a director, officer or employee of the corporation, or of another corporation, which constitutes a dereliction on his part in the performance of such duties and responsibilities (a) otherwise than in good faith in what he considered to be the best interests of the corporation, or of another corporation, and (b) without reasonable cause to believe that any such act or omission was proper and legal or (2) in the event that any claim, action, suit or proceeding shall be settled or otherwise terminated unless (a) the court having jurisdiction thereof shall have approved such settlement or other termination with knowledge of the indemnity provided in the Article VIII or (b) a written opinion of independent and disinterested legal counsel, selected by, or in a manner determined by, the Board of Directors of the corporation shall have been rendered, substantially concurrently with such settlement or other termination, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final determination that such director, officer or employee committed or allowed some act or omission during the course of, or in connection with, his duties and responsibilities as a director, officer or employee of the corporation, or of another corporation, which would constitute a dereliction on his part in the performance of such duties and responsibilities (i) otherwise than in good faith in what he considered to be the best interests of the corporation, or of another corporation, and (ii) without reasonable cause to believe that any act or omission on his part involved in such matter was proper and legal, and that the said loss, cost, liability or expense may properly be borne by the corporation.

C. For purposes of this Article VIII: (1) the words "claim, action, suit or proceeding" shall mean any claim, action, suit or proceeding, whether civil, criminal or otherwise; (2) the right of indemnification conferred thereby shall extend to any threatened action, suit or proceeding and failure to institute it shall be deemed its final determination; (3) the termination of an action, suit or proceeding by a plea of nolo contendere or other like pleas, or a demurrer or like plea or procedure, shall not constitute a final determination on the merits; (4) a conviction or judgment (whether based on a plea of guilty, or nolo contendere or its equivalent or after trial or otherwise) of or against any director, officer or employee of the corporation, or of another corporation, in a criminal action, suit or proceeding shall not be deemed (unless the court or other tribunal in which such conviction shall have occurred, or which shall have entered such judgment, expressly and specifically so finds and determines) a determination that such director, officer or employee has been derelict in the performance of his duties and obligations as a director, officer or employee of the corporation, or of another corporation, if independent and disinterested legal counsel selected by, or in the manner determined by, the Board of Directors of the corporation shall, substantially concurrently with such conviction

or judgment, render to the corporation a written opinion to the effect that, in or in connection with the transaction or transactions involved in the criminal action, suit or proceedings resulting in such conviction or judgment, such director, officer or employee of the corporation, or of another corporation, was acting in good faith or of another corporation, and that he had reasonable cause to believe that his conduct was lawful; (5) the words "loss, cost, liability or expense" shall include, but shall not be limited to, fees and disbursements of legal counsel, amounts of judgments, fines or penalties against, the corporation, or of another corporation, who is involved, in any claim, suit or proceeding and (6) advances may be made by the corporation against, and on account of, any loss, cost, liability or expense as and when, and upon such terms and conditions, as shall be determined by the Board of Directors of the corporation.

D. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation or is serving or shall have served as such, by reason of the corporation's interest in another corporation, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation shall have the power to indemnify such person against such liability under the provisions of this Article.

E. If any portion or portions of this Article VIII or any part thereof shall have been determined or held to be invalid or illegal, for any reason, by a court of competent jurisdiction, the remaining portion or portions or parts thereof, if not determined to be subject to like or other invalidity or illegality, shall, nevertheless, be considered to be valid and lawful, and to be in force and effect notwithstanding the invalidity or illegality of any other portion or portions of this Article VIII.

C&S 515 (Rev. 1-83)

X.A.T.

MICHIGAN DEPARTMENT OF COMMERCE-CORPORATION AND SECURITIES BUREAU

(For Bureau use only)	Date Received
FILED MAR 23 1983 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau	MARCH 7, 1983

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations
(Please read instructions on last page before completing form)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The name of the corporation is: Havenwyck Hall, Inc.

2. The corporation identification number (CID) assigned by the Bureau is: 206-295

3. The location of the registered office is:

   4300 ~~Penobscot~~ CITY NATL BANK Building, Detroit, Michigan 48226
   (Street address) (City) (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

   The name of the corporation is Havenwyck Hospital Inc.

X.T.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. The foregoing Amendment to the Articles of Incorporation was duly adopted on the 1st day of March, 19 83, in accordance with the provisions of the Act. Complete and execute either a or b below, but not both.

This Amendment

a. ☐ was duly adopted by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ____ day of ____________________, 19____.

______________________ ______________________

______________________ ______________________

______________________ ______________________

______________________ ______________________

(Signatures of all incorporators; type or print name under each signature)

b. (Check one of the following)

☐ was duly adopted by the shareholders or members, or by the directors if it is a nonprofit corporation organized on a nonstock directorship basis, in accordance with Section 611(2) of the Act. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☑ was duly adopted by written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act.

Signed this 4th day of March, 1983

By Charles A Speir
(Signature)

Charles A. Speir, Chairman of the Board
(Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 500 (6-92)

934E#3814 0810 ORG&FI $125.00

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

Date Received		(FOR BUREAU USE ONLY)
AUG 0 9 1993		FILED AUG 9 1993 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau

Name

ATTN CHERYL J KRAWCZYK
MICHIGAN RUNNER SERVICE
PO BOX 266
EATON RAPIDS MI 48827

EFFECTIVE DATE:

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

CERTIFICATE OF MERGER / CONSOLIDATION

For use by Domestic or Foreign Corporations

(Please read information and instructions on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), and/or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporations execute the following Certificate:

1. The Plan of Merger (Consolidation) is as follows:

a. The name of each constituent corporation and its corporation identification number is:

Havenwyck Hospital Inc. 206-295

Life Centers of Michigan, Inc. 325-185

b. The name of the surviving (new) corporation and its corporation identification number is:

Havenwyck Hospital Inc. 206-295

c. For each constituent stock corporation, state:

Name of corporation	Designation and number of outstanding shares in each class or series	Indicate class or series of shares entitled to vote	Indicate class or series entitled to vote as a class
Havenwyck Hospital Inc.	1,000 common shares, $1.00 par value	Common	N/A
Life Centers of Michigan, Inc.	100 common shares, $1.00 par value	Common	N/A

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:

(MICH. - 1889 - 4/29/93)

125.00 10/6/97 CK

GOLD SEAL APPEARS ONLY ON ORIGINAL

d. For each constituent nonstock corporation
(i) If it is organized on a membership basis, state (a) the name of the corporation, (b) a description of its members, and (c) the number, classification and voting rights of its members.

(ii) If it is organized on a directorship basis, state (a) the name of the corporation, (b) a description of the organization of its board, and (c) the number, classification and voting rights of its directors.

e. The terms and conditions of the proposed merger (consolidation), including the manner and basis of converting the shares of, or membership or other interests in, each constituent corporation into shares, bonds, or other securities of, or membership or other interest in, the surviving (consolidated) corporation, or into cash or other consideration, are as follows:

Upon the effective date of the merger, each share of common stock, $1.00 par value, of Life Centers of Michigan issued and outstanding immediately prior to the effective date of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be cancelled. The issued and outstanding shares of common stock, $1.00 par value, of Havenwyck Hospital Inc. shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

f. If a consolidation, the Articles of Incorporation of the consolidated corporation are attached to this Certificate and are incorporated herein. If a merger, the amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

N/A

g. Other provisions with respect to the merger (consolidation) are as follows:

N/A

2. (Complete for any foreign corporation only)
This merger (consolidation) is permitted by the laws of the state of ______________________
the jurisdiction under which ______________________ (name of foreign corporation)
is organized and the plan of merger (consolidation) was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

3. (Complete only if an effective date is desired other than the date of filing. This date must be no more than 90 days after receipt of this document in this office).
The merger (consolidation) shall be effective on the ______ day of ______________________,
19____

GOLD SEAL APPEARS ONLY ON ORIGINAL

4. (Complete applicable section for each constituent corporation)

a. (For domestic profit corporations only)

The plan of merger was approved by the unanimous consent of the incorporators of

______________________________, which has not commenced business, has not issued any shares, and has not elected a Board of Directors. (Incorporators must sign on this page of the Certificate.)

b. (For profit corporations involved in a merger only)

The plan of merger was approved by the Board of Directors of ______________________________

______________________________, the surviving corporation, without the approval of the shareholders of that corporation in accordance with Section 701 of the Act.

c. (For profit corporations only)

The plan of merger was adopted by the Board of Directors of the following constituent corporations:

Havenwyck Hospital Inc.
Life Centers of Michigan, Inc.

and was approved by the shareholders of those corporations in accordance with Section 703a.

d. (For nonprofit corporations only)

The plan of merger or consolidation was adopted by the Board of Directors
(i) (Complete if organized upon a stock or membership basis)

of ______________________________ and was approved by the shareholders or members of that corporation in accordance with Sections 701 and 703(1) and (2), or pursuant to Section 407 by written consent and written notice, if required.
(ii) (Complete if organized upon a directorship basis)

of ______________________________ in accordance with Section 703(3).

Sign this area for item 4(a).

Signed this ________ day of ______________________________, 19 ____.

______________________________ ______________________________

______________________________ ______________________________

Sign this area for items 4(b), 4(c), or 4(d).

Signed this 30th day of July, 19 93.

Havenwyck Hospital Inc.
(Name of Corporation)

By [signature]
(Only signature of: President, Vice-President, Chairperson or Vice-Chairperson)

Gregory H. Browne, President
(Type or Print Name and Title)

Signed this 30th day of July, 19 93.

Life Centers of Michigan, Inc.
(Name of Corporation)

By [signature]
(Only signature of: President, Vice-President, Chairperson or Vice-Chairperson)

Gregory H. Browne, President
(Type or Print Name and Title)

(MICH. - 1889)

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 550

Name of person or organization remitting fees:

Michigan Runner Service
(517)663-2525 Ref#32718

Preparer's name and business telephone number:

INFORMATION AND INSTRUCTIONS

1. The merger/consolidation cannot be filed until this form, or a comparable document, is submitted.
2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box on the front as evidence of filing.

   Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.
3. This certificate is to be used pursuant to sections 701 through 707 of the Act for the purpose of merging or consolidating two or more domestic and/or foreign corporations and pursuant to Section 731 or 735 if the merger or consolidation involves one or more foreign corporations.
4. If more than two corporations are merging or consolidating, the certificate may be adjusted as necessary, or the format may be used as a guide in drafting your own certificate. If additional space is required for any section, continue the section on an attachment.
5. Item 3—This document is effective on the date endorsed 'Filed' by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.
6. This document must be accompanied by the consent of the Michigan Attorney General if a domestic nonprofit charitable purpose corporation is merging or consolidating into a for profit corporation or a foreign nonprofit corporation that does not have a certificate of authority with Michigan. Contact Consumer Protection and Charitable Trusts, Michigan Attorney General, P.O. Box 30214, 525 W. Ottawa, Lansing, MI 48909, (517) 373-1152.
7. This certificate must be signed in ink by the president, vice-president, chairperson, or vice-chairperson of each corporation that is merging or consolidating, unless the incorporators of a domestic profit corporation approve the merger or consolidation pursuant to sections 706 and 707 of the Act. In that event, Item 4 of the certificate must be signed in ink by the majority of the incorporators, of that corporation.
8. FEES: For each domestic corporation (Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order) $50.00

   Merger—If the survivor is a domestic profit corporation whose authorized shares are increased: each additional 20,000 authorized shares $30.00

   Consolidation—Franchise fees are required for the articles of incorporation of the new consolidated corporation, if it is a domestic corporation.

   Credit—If a foreign corporation authorized to transact business in this State merges or consolidates into a domestic profit corporation, the amount of franchise fees required to be paid by that domestic corporation shall be reduced by the initial or additional franchise fees paid to this State by the foreign corporation.
9. Mail form and fee to:

   Michigan Department of Commerce, Corporation and Securities Bureau, Corporation Division
   P.O. Box 30054, Lansing, Michigan 48909, Telephone: (517) 334-6302
   The office is located at: 6546 Mercantile Way, Lansing, MI 48910.